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EXHIBIT 10.63
CONFIDENTIAL
VIA FAX AND FEDERAL EXPRESS
May 8, 2003
Patrice Lee
Array BioPharma, Inc.
3200 Walnut Street
Boulder, CO 80301
RE: Amendment No. 1 to the Drug Discovery Collaboration Agreement
Dear Ms. Lee:
As you know, InterMune, Inc. (“InterMune”) and Array BioPharma, Inc. (“Array”) are parties to that certain Drug Discovery Collaboration Agreement dated September 13, 2002 (the “Agreement”). Because InterMune now wishes to transfer to Array, and Array wishes to accept, the materials described on Exhibit A hereto (the “Materials”), the parties hereby agree to add a new Section 9.6 to the Agreement as follows:
     “9.6 Transfer of Materials.
     (a) Array shall use the Materials solely to perform its obligations under the Agreement. Array will not sell, transfer, disclose or otherwise provide access to the Materials, or any method or process relating thereto or any material that could not have been made but for access to the foregoing, to any person or entity without the prior express written consent of InterMune. Ownership of the Materials will remain solely and exclusively with InterMune, and Array will not acquire any right, title or interest in or to the Materials.
     (b) Array acknowledges that the Materials may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer, that they are to be used with caution and prudence and that they are not to be used for testing in or treatment of humans.
     (c) Array will, at InterMune’s written directions, return or dispose of any unused portions of the Material. Any such disposal will conform to prescribed federal, state and local guidelines.
     (d) THE MATERIALS ARE SUPPLIED WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY BY WAY OF INFRINGEMENT OR THE LIKE. INTERMUNE

MAKES NO REPRESENTATIONS THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTIES.
     (e) This Section 9.6 will survive any expiration or termination of the Agreement.
Except as set forth above, all terms and conditions of the Agreement will remain in full force and effect. Any capitalized term used herein and not otherwise defined will have the same meaning as set forth in the Agreement.
Please acknowledge your agreement to the above by having an authorized Array representative countersigning both enclosed copies of this letter where indicated below, and returning one original to the attention of Corina Hughes, Manager, Legal Affairs, at InterMune. We would be happy to proceed based on receipt of a facsimile copy while awaiting the original.
Sincerely,
/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs
Acknowledged and Agreed:
ARRAY BIOPHARMA, INC.

By:	/s/ John Moore

Name:	John Moore

Title:	VP, General Counsel

Date:	5-12-03

cc:	Larry Blatt, InterMune

General Counsel, Array BioPharma

Chief Operating Officer, Array BioPharma
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EXHIBIT A
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